Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Soon-Shiong, M.D. and Bob Petrou, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of NantHealth, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2020
Patrick Soon-Shiong

/s/ Bob Petrou	Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2020
Bob Petrou

/s/ Michael S. Sitrick	Director	June 2, 2020
Michael S. Sitrick

/s/ Kirk K. Calhoun	Director	June 2, 2020
Kirk K. Calhoun

/s/ Michael Blaszyk	Director	June 2, 2020
Michael Blaszyk

/s/ Deanna Wise	Director	June 3, 2020
Deanna Wise